Exhibit 10.1

                           RESURGENCE PROPERTIES INC.
                             411 West Putnam Avenue
                          Greenwich, Connecticut 06830

                                   May 4, 1997

Wexford Management LLC
411 West Putnam Avenue
Greenwich, Connecticut  06830

                  Re:      Amendment No. 2 to the Management Agreement

Dear Sirs:

                  Reference is hereby made to the Management Agreement (the "Management Agreement"), dated as of May 4, 1994, and as amended by Amendment No. 1, dated March 8, 1995, between Resurgence Properties Inc. ("RPI"), a Maryland corporation, Resurgence Properties Texas, L.P., a Delaware limited partnership (RPI and Resurgence Properties Texas, L.P. are hereinafter collectively referred to as the "Company"), and Wexford Management LLC as successor to Concurrency Management Corp. ("Wexford" or the "Manager"). Capitalized terms used but not defined herein shall have the meanings specified in the Management Agreement.

                  The parties desire to further amend the Management Agreement pursuant to this Amendment No. 2. Accordingly, the Company and Wexford hereby agree as follows:

         1. Section 4.01 of the Management Agreement is hereby amended and restated in its entirety as follows:

                  4.01 Management Fee. From January 1, 1997 through the earlier of the termination of this Agreement and December 31, 1997, the Management Fee payable to the Manager shall be (i) $570,500 for the period from January 1, 1997 through May 4, 1997, (ii) $246,000 for the period from May 5, 1997 through June 30, 1997, (iii) $223,750 for the period from July 1, 1997 through September 30, 1997, and (iv) $111,875 for the period from October 1, 1997 through December 31, 1997, for a total of $1,152,125, subject to upward or downward adjustment, upon expiration or termination of this Agreement, to Actual Expenses (as defined below). The Management Fee shall be payable monthly in arrears on the first
(1st) day of each calendar month; provided, however, that in respect of any partial month the Management Fee payable for such month shall be pro rated based on the actual number of days in such month prior to the date of expiration or termination.

                  Within 90 days after the expiration or termination of this Agreement, Wexford or a majority of the non-Wexford affiliated members of the Board of Directors of the Company may request that the outside accountants for the Company review the calculation of Actual Expenses, which review shall be final and binding. Any adjustment payment shall be made within 15 days of the delivery of such certification to Wexford and the Board of Directors of the Company. "Actual Expenses" shall be equal to the sum of (i) the cost to Wexford (exclusive of any salary or health or other benefits payable to or on account of Jacobs and Holtz) for the period January 1, 1997 through the earlier of the termination of this Agreement and December 31, 1997 in providing services to the Company under this Agreement, plus (ii) the sum of the annual salaries for Jacobs and Holtz (regardless of whether such salaries have been or will be paid by the Manager and so long as Holtz remains employed by the Manager) in the amounts of (a) $125,000 and $41,667, respectively, for the period from January 1, 1997 through May 4, 1997, (b) $62,500 and $20,833, respectively, for the period from May 5, 1997 through June 30, 1997, (c) $46,875 and $15,625, respectively,  for the period from July 1, 1997 through  September 30, 1997, and
(d) $23,438 and $7,813, respectively, for the period from October 1, 1997 through December 31, 1997 (aggregating $257,813 and $85,938 for Jacobs and Holtz, respectively, for 1997), plus health and other benefits payable in connection therewith.

         2. Section 4.02 of the Management Agreement is amended by adding the following:

                  The aggregate of (i) the Management Options that have not been granted, (ii) the Management Options that have been granted but have been forfeited and (iii) the Management Options that have been granted but with respect to which a Replacement Agreement, in the form of Exhibit A or Exhibit B, hereto has been or will be executed and delivered to RPI by a holder thereof (the "Replaced Options") are hereby canceled and replaced by an obligation of RPI to pay a cash fee (the "Management Distributions") in an amount determined by multiplying a fraction, the numerator of which is the Replaced Options and the denominator of which is 1,111,111 by ten (10%) percent of all distributions made to the shareholders of RPI (inclusive of the $2.50 per share dividend paid to shareholders of RPI on April 14, 1997 and any other dividends paid to shareholders of RPI prior to the effective date of this Section 2) in excess of $8.50 per share (the "Threshold Distribution"). The Management Distributions shall be fully vested.

                  Jacobs may grant rights ("Rights") in the Management Distributions in the same manner and with the same terms as provided for the Management Options. Jacobs shall be entitled to receive the balance of the Management Distributions with respect to which Rights have not been granted and with respect to which granted Rights have been terminated.

                  The Management Distributions shall be paid to each holder of Rights concurrently with the payment of the related distributions to the shareholders of RPI once the Threshold Distribution has been made.

         3. Section 4.08 of the Management Agreement is hereby deleted and removed in its entirety from the Management Agreement.

         4. Section 5.01 of the Management Agreement is hereby amended and restated in its entirety as follows:

                  5.01 Primary Term and Renewals. This Agreement shall become effective on the date the Company executes this Agreement and shall continue in full force and effect until the earlier of (i) December 31, 1997, (ii) the effective date of the Articles of Dissolution filed by RPI with the Maryland State Department of Assessments and Taxation, (iii) such later date as extended in writing by the Manager and the Company (it being agreed that neither party shall have any obligation whatsoever to extend this Agreement), unless, in each such case, otherwise terminated as provided in Sections 5.02 or 5.03 below.

         5. Section 5.02 of the Management Agreement is hereby amended and restated in its entirety as follows:

                  Section 5.02 The Company's Right of Termination. Notwithstanding anything to the contrary contained in this Agreement, the Company may terminate this Agreement at any time, with or without cause, and without any penalty, by either (i) the affirmative vote of the majority of the members of the Board of Directors of RPI, or (ii) the affirmative vote or written consent of a majority of the stockholders of RPI. Such termination shall not affect the right of the Manager to receive any compensation due hereunder through such date of termination, or the obligations of the Company under Sections 3.01, 3.03 and 4.02.

         6. All other terms and conditions of the Management Agreement shall remain in full force and effect as provided therein.

         7. The effective date of Section 1 and Section 3 of this Amendment No. 2 to the Management Agreement shall be the date on which it has been executed and delivered by each of the Manager and the Company. The effective date of the remainder of this Amendment No. 2 to the Management Agreement shall be the date on which the Plan of Complete Liquidation and Dissolution of the Company shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share, entitled to vote thereon.

                                              Very truly yours,

                                              RESURGENCE PROPERTIES INC.

                                              By:_______________________
                                            Name:
                                           Title:


                                              RESURGENCE PROPERTIES TEXAS, L.P.

                                              By:  RESURGENCE TX GP, INC.,
                                                       General Partner

                                              By:________________________
                                            Name:
                                           Title:



AGREED AND ACCEPTED:

WEXFORD MANAGEMENT LLC

   By:_______________________________
 Name:
Title: